INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of
American Century Investment Trust on Form N-14 (File No. 811-7822) of our
reports dated December 8, 2000, appearing in the Annual Reports of Bond Fund and
Intermediate-Term Bond Fund, two of the funds comprising American Century Mutual
Funds, Inc. for the year ended October 31, 2000, and of our report dated May 11,
2001, appearing in the Annual Report of Premium Bond Fund, one of the funds comprising American Century Premium Reserves, Inc. for the year ended March 31,
2001, in the Statement of Additional Information which is part of such
Registration Statement.

/*/Deloitte & Touche LLP

Kansas City, Missouri
August 10, 2001